EXHIBIT 99.1

Natus Medical Announces 2015 Annual and First Quarter Financial Guidance

  Announces Fourth Quarter and Full Year 2014 Revenue Estimates
  Adds 19 new Peloton Hearing Screening Hospitals During the Quarter

PLEASANTON, Calif., Jan. 12, 2015 (GLOBE NEWSWIRE) -- Natus Medical Incorporated (Nasdaq:BABY) today announced its financial guidance for the first quarter and full year 2015.

For the full year 2015, the Company expects to report revenue of $367 million to $369 million and non-GAAP earnings per share of $1.40 to $1.44. For the first quarter of 2015, the Company expects to report revenue of $87 million to $89 million and non-GAAP earnings per share of $0.28 to $0.30, an increase of 8% to 15% over the first quarter of 2014 non-GAAP earnings per share of $0.26.

The Company expects to report revenue of approximately $94.0 million for the fourth quarter of 2014, achieving the high end of the Company's prior guidance for the fourth quarter of $92 to $94 million.

The Company contracted 19 new Peloton Hearing Screening Hospitals during the fourth quarter and ended the first year of the new service with 58 hospitals.

The Company will release its 2014 fourth quarter financial results before the market opens on Wednesday, January 28, 2015.

The Company's non-GAAP earnings per share guidance excludes charges for amortization expense associated with intangible assets from prior acquisitions, which the Company expects to be approximately $6.4 million and $1.6 million for the full year and first quarter 2015, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.20 and $0.05 for the respective periods.

The Company's non-GAAP guidance includes the impact of expensing employee equity compensation. All earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Guidance

This release contains financial guidance that excludes amortization of acquisition related intangible assets, and restructuring and acquisition-related charges from completed and announced acquisitions. The Company believes that the presentation of financial guidance excluding these factors provides meaningful information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes its non-GAAP financial guidance facilitates comparison of operating results across reporting periods.

About Natus Medical

Natus is a leading provider of healthcare products and services used in the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding the anticipated revenue of the fourth quarter and full year of 2014 and the revenue and non-GAAP earnings per share for the first quarter and full year 2015 and the impact of amortization expense associated with acquisition-related intangible assets. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2013, and its subsequent quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Additional information about Natus Medical can be found at www.natus.com.

CONTACT: Natus Medical Incorporated
         Jonathan A. Kennedy
         Sr. Vice President Finance and Chief Financial Officer
         (925) 223-6700
         InvestorRelations@Natus.com